Credit Suisse Institutional Fund - Harbinger Portfolio
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2004


Portfolio:			Credit Suisse Institutional
				Fund - Harbinger Portfolio


Security:			Tessera Technologies


Date Purchased:			11/12/2003


Price Per Share:		$12.45


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$1,245


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Lehman Brothers


Member:				Co-Manager




Security:			NPtest Holding Corp.


Date Purchased:			12/11/2003


Price Per Share:		$11.50


Shares Purchased
by the Portfolio *:		2,100


Total Principal Purchased
by the Portfolio *:		$24,142


% of Offering Purchased
by the Portfolio:		.01%


Broker:				Salomon Brothers


Member:				Joint Lead Manager




Security:			Corgentech, Inc.


Date Purchased:			2/11/2004


Price Per Share:		$15.32


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$1,532


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Lehman Brothers


Member:				Joint Lead Manager





Security:			Kinetic Concepts, Inc.


Date Purchased:			2/23/2004


Price Per Share:		$28.92


Shares Purchased
by the Portfolio *:		100


Total Principal Purchased
by the Portfolio *:		$2,892


% of Offering Purchased
by the Portfolio:		.00%


Broker:				Merrill Lynch


Member:				Joint Lead Manager